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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patterson Dental Company Employee Stock Purchase Plan of our report dated May 25, 2000, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report (Form 10-K) for the year ended April 29, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Minneapolis, Minnesota
September 12, 2000